TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
                                                                          PAGE 1

Exhibit 99.1

                                 TRILOGY CAPITAL

                                 AUGUST 19, 2004
                                 11:00 A.M. CDT



Moderator         Ladies and gentlemen, thank you for standing by and welcome to the Biophan conference call. At this time, all lines are in a listen-only mode. Later, there will be a question and answer session and instructions will be given at that time. As a reminder, today's call is being recorded.

                  At this time, it's my pleasure to turn the conference over to the chairman and CEO of Biophan Technologies, Mr. Michael Weiner. Please go ahead, sir.

M. Weiner         Thank you. Welcome to the call and thank you for joining us.
                  I'd like to introduce A.J. Cervantes, President of Trilogy
                  Capital, who will read the cautionary statement and I'll be right back.

A.J. Cervantes    Thank you, Michael. This conference call will contain
                  forward-looking statements made by officers of Biophan
                  Technologies that involve risks and uncertainties that could affect Biophan's ability to achieve the anticipated results in which are not based on historical fact. Such forward-looking statements are based on current expectations of management that involve risks and uncertainties. Biophan's actual results, performance or achievements could differ materially from the results, performance or achievements projected and/or implied by such forward-looking statements as a result of various factors and uncertainties which are described in Biophan's filings with the Securities and Exchange Commission including, where applicable, its most recent filings on Form
                  10-KSB and AK. Biophan's filings with the SEC are available to the public from commercial document retrieval services and at the Web site maintained by the SEC free of charge:
                  www.sec.gov. Michael?

M. Weiner         Thanks, A.J. I am pleased today to provide some background context on our recent joints announcement with NASA's Ames
                  Research Center and their Center for Nanotechnology regarding

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                                                                 TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
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                  the joint development of our biothermal battery. This power source for implantable devices is powered by body heat, based on a patented innovation in thermoelectric materials, which are materials that generate power, based on differentials of heat. I'd like to play for you a brief recording by David Lackner, Technology Manager at the NASA Ames Center made when we announced the relationship.

                               (Recorded message)

D. Lackner        "Hello. My name is David Lackner. I'm a technology partnership manager here at NASA Ames Research Center. We're here in front of the Mars dome with Mike Weiner, the CEO of Biophan; I'm very pleased to announce that, Mike, we just signed a Space
                  Act Agreement with you for collaborative research...We're planning long duration space travel to Mars and, of course, we're not going to have doctors or equipment onboard, so we need the heat from the body to power these implanted devices, so that we can diagnose and treat astronauts because safety is first, Mike, and of course, we want to astronauts to be safe on the long duration trip to Mars."

                                (End of message)

M. Weiner         Thank you. Biophan's goal in its development is to provide our customers and our prospective customers, the manufacturers of biomedical devices, with an alternative power system for powering a wide class of implantable devices and extending their useful life. This will extend the time between implants, providing our customers with an important competitive advantage.

                  Before acquiring our interest in TE-Bio, we test-marketed the capabilities we hope to bring to market. We found strong interest among the many manufacturers of implantable cardio-defibrillators, neurostimulators, drug delivery devices, biosensors and an emerging class of miniaturized devices that are on the horizon in development, such as lab on a chip technology and miniature, complex multi-drug infusion devices.

                  A neurostimulator is a miraculous device, which can reduce the tremors of Parkinson's patients, allowing them to return to a normal life. This device looks like a pacemaker and functions similarly to one, but has a higher output and is on 24 hours a

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                                                                 TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
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                  day. As a result, it has to be replaced approximately every three years. There are implantable drug pumps, which have a similar life expectancy and may involve painful operations.

                  By deriving power from the heat produced by the human body, we can extend the life of these devices. Throughout the history of implantable devices from the original pacemaker brought to market by Medtronic, device life as dictated by battery life has been an important issue.

                  Advances in materials science, thin films and nanotechnology are changing many industries and enabling exciting improvements. These advances are behind our ability to create an implantable power system, based on body heat.

                  In the case of thermoelectric materials, the fundamental patent behind our innovation teaches miniaturization of the materials currently used to generate power from heat. A device today, which would generate power from heat, will tend to be very large and require temperature differentials about 30(0)C. The human body has temperature differentials between 2(0)C and 5(0)C. By miniaturizing at the nano scale, we believe we'll be able to have thousands more transistors per inch of the type that generate power from heat. This is expected to create the efficiency needed to make a viable implantable power system.

                  We anticipate a device the size of a postage stamp as thick as a matchbook cover generating power adequate for devices, such as neurostimulators and pacemakers and augmenting and recharging, and thus keeping topped up, devices such as defibrillators, which require more power. This will also free up valuable real estate for additional components and also allow making the devices smaller.

                  Our modeling and feasibility studies, conducted by both independent researchers and researchers at NASA, indicate the implantable power system is achievable. Thermoelectric power systems have been successfully used for many years by NASA in powering devices, such as the Voyager spacecraft, which went very far from the sun, beyond the ability to generate power from solar energy. Thermoelectric materials generate enough power to power spacecraft from the differential between the cold of outer space and heat generating devices within the spacecraft.

                  NASA has been involved in research in this material science for many years, and this is one of the many areas of expertise they bring to this joint initiative. Power and weight are two

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                                                                 TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
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                  of the challenges of successful space exploration, and a
                  three-year mission has the potential for astronauts to encounter many medical conditions which have to be monitored and treated.

                  Biophan employees, experienced scientists and engineers, are working everyday on implantable devices and we work with the top companies of the industry. By teaming with NASA, we can combine our talents and our technology with theirs, and we can more quickly bring these innovations to market and to NASA missions. NASA has world-class experience and expertise in material science and nanotechnology. The Ames Center for Nanotechnology employs over 50 scientists and is at the forefront of research and development in this field. They also have extensive laboratories and instrumentation essential in developing new materials at the nano scale.

                  By teaming with NASA through the Space Act, we work with scientists with access to these capabilities. Under the initial phase of the joint development agreement, Biophan will supply certain parts needed to build special test equipment, which will be installed in NASA labs and used by NASA personnel and the results will be shared with Biophan scientists and consultants; additional work will be conducted by Biophan personnel and by third party research organizations.

                  Both NASA and Biophan will fund portions of the research and share the benefits of innovation. Biophan will supply NASA with a license to its innovations for use in space, and NASA will supply Biophan will the license for these innovations of theirs for commercial biomedical purposes. We have a validation plan for these devices that we expect will take between one and two years to work through with the goal of demonstrating a proof of concept device. In parallel, we will be developing the design parameters for a commercial embodiment of the technology.

                  At the time, we can show feasibility in a prototype, we anticipate deals with manufacturers generating revenue to us well in advance of when these devices actually ship in FDA approved devices. The market for implantable power systems, up to devices, such as defibrillators, where this power system make sense, is today over $500 million annually and is growing as new devices come on the market. Our expectation is to derive income from licensing fees, R&D agreements, milestone

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                                                                 TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
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                  payments, and the unit sales and/or royalties similar to our current business model with MRI safety and image compatibility.

                  Now, keep in mind that we are already calling on and working with the device manufacturers who can use this technology and we already active in advance thin film materials and nanotechnology. We hold the exclusive license to a very broad pioneering patent for this biothermal battery innovation. The relationship with NASA can cut years off the R&D time to market and avoid the need for us to spend large sums of money on advanced clean room type facilities scanning electron microscopes and the like. And, as with all of our innovations at Biophan, there's a real human benefit to those individuals in need of advanced biomedical devices.

                  We will now open the conference to questions. I will alert you in advance that I have to leave at 12:30, as I'm scheduled for an interview with CBS Market Watch to be taped today at 1:15 in another part of town here in New York City. We're ready for the questions.

Moderator         Very good then. Our first question comes from the line of Paul
                  Lucop, a private investor. Please go ahead.

P. Lucop When you first discussed the biothermal power source, you said the time frame was one to two years for a working prototype. I wondered what the agreement with NASA might do to that time frame that might expedite it.

M. Weiner         It has the potential to expedite the time frame, but I still think that's a reasonable time frame. And in fact, we've been in discussions with NASA for about a year; and we have actually anticipated that our development activity and our ability to fund this innovation, would include collaboration with them. So I think a one-year time frame, and it could take longer and it could be sooner, to get a working prototype is a reasonable expectation. And in parallel, we'll be doing the rest of the design implementation work so that that prototype, once we approve efficacy, could very rapidly be put into devices.

                  And I'm very pleased to let you know that we're getting a lot of calls and have gotten a lot of interest from the manufacturers of devices. There's a real interest and need for this. And so, as soon as we can show that it works, I think we'll be very rapidly able to roll it into devices and products and revenues.


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                                                                 TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
                                                                          PAGE 6

Moderator         Thanks. We have a question then from Jay Lawrence, also a
                  private investor. Please go ahead.

J. Lawrence       Congratulations on this news. My question is - is Wilson
                  Greatbatch's company, that trades from New York Stock
                  Exchange, showing any interest in this thermal electronic battery?

M. Weiner         We're good friends with that company. We've kept them apprised for a while and the discussions are under confidentiality agreements, and there are other companies in the medical device battery business who are interested. I can say that there are several with whom we're working; I can't say who. We have put forth a government grant request with one of these companies and with NASA. But we don't have a formal working relationship with Wilson Greatbatch Company at this time, but they have been briefed on the technology.

Moderator         Great. Thanks. We have a question then from the line of Wesley
                  Rude, a private investor. Please go ahead.

W. Rude I'm also wondering... nothing was brought up about--on this call wasn't about Becton Dickinson relationship, but what's the prognosis on potential for additional developments along those lines?

M. Weiner         About six months ago, a NASA scientist went to a
                  miniaturization in medicine conference at Irvine, California;
                  attended by about 300 people from most of the large biomedical device companies. There was a poster presentation on this innovation and the response was extraordinarily positive from a number of the largest biomedical device companies around the world, most of whom are based in the U.S. Their particular interest was in areas, such as advanced drug pumps and miniature biosensors, where having a big battery attached to it is a problem and having to go back in and replace it is a problem.

                  We don't normally mention the names of anybody--of any of our prospects or customers, unless they approve it because it's just good form. We want them to welcome us into their forward-development activities, so we don't comment, unless somebody gives us permission to. So I can't speak to this specific company, but the interest has been extraordinary.

                  We also went to the NASPE conference; that's the North American Society of Pacing and Electrophysiology, now called the Heart Rhythm Society in San Francisco in June, and we were

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                                                                 TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
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                  swamped. In fact, one company, a big one, a name you'd like, had over 12 people come by in a course of the two to three days of the conference, engineers, marketing people, etc.; and every major company that was at that conference was at our booth talking about the battery. We were excited. All we have to do now is make it work.

Moderator         Thanks. We are showing a question then from Jeff Boyer's line, a private investor. Please go ahead.

J. Boyer Pardon. I actually got on the line; I was just going to listen here, actually.

M. Weiner         Okay. Jeff, welcome aboard.

J. Boyer          Thank you. Good job, by the way, with the agreement with NASA.

M. Weiner         Thank you.

J. Boyer          That's excellent.

M. Weiner         Took a long time. We couldn't say anything until it was done.

J. Boyer Yes, I'm sure. That's great. Now, I missed the first portion of the conference here. So I'll have to catch up on what else was said.

M. Weiner         Okay. Thank you.

J. Boyer          Yes. Thank you.

Moderator         Thanks. At this time, there are no further questions in queue.

M. Weiner         All right. Well, I appreciate everybody joining in today. This will also be broadcasted. A.J., do you want to explain where this Web--where people can pick up the stream?

Moderator         His line is open. Please go ahead, sir.

A.J. Cervantes    Yes. They can go to www.trilogy-capital.com. This conference call will be archived also to let them know that the NASA announcement with you and Mr. Lackner is also available at

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                                                                 TRILOGY CAPITAL
                                                            HOST: A.J. CERVANTES
                                                  AUGUST 19, 2004/11:00 A.M. CDT
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                  that site, as well as today's conference call will be there.
                  So the trilogy-capital.com Web site, all of these conferences will be available there.

M. Weiner         Very good. I really would like to thank everybody who called in, listened, and those with questions, and we look forward to producing results we hope everybody will be very pleased with.

Moderator         Great. Thank you. Ladies and gentlemen, this conference will be available starting today for replay. Today, Thursday, August 19th at 3:30 p.m. Eastern Time and will be available through Sunday, September 19th, at midnight Eastern Time. You may access the AT&T Executive Playback Service from within the United States or Canada by dialing 1-800-475-6701 or from outside the United States or Canada by dialing 320-365-3844 and then enter the access code of 742743..

                  That does conclude our conference for today. Thank you for your participation and for using AT&T's Executive Teleconference. You may now disconnect.